EXHIBIT 21

Subsidiaries of the Registrant

As of February 28, 2008, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	Evotec Technologies, Inc.	Delaware	PerkinElmer Cellular Technologies Germany GmbH
3.	Improvision, Inc.	Delaware	Image Processing and Vision Co. Ltd.
4.	Lumen Technologies, Inc.	Delaware	PerkinElmer Holdings, Inc.
5.	PerkinElmer LAS, Inc.	Delaware	PerkinElmer Holdings, Inc. (76%) [1]
6.	PerkinElmer Optoelectronics NC, Inc.	Delaware	Lumen Technologies, Inc.
7.	ViaCell, Inc.	Delaware	PerkinElmer Holdings, Inc.
8.	ViaCord, Inc.	Delaware	ViaCell, Inc.
9.	PerkinElmer Receivables Company	Delaware	PerkinElmer, Inc.
10.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
11.	NTD Laboratories, Inc.	New York	PerkinElmer Holdings, Inc.
12.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
13.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc.
14.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
15.	PerkinElmer VertriebsgmbH	Austria	Wellesley B.V.
16.	PerkinElmer Cellular Sciences Belgium Sprl	Belgium	Wellesley B.V.[2]
17.	PerkinElmer NV	Belgium	PerkinElmer Life Sciences International Holdings [3]
18.	PerkinElmer Life Sciences (Bermuda) Ltd.	Bermuda	PerkinElmer LAS, Inc.
19.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer International C.V. (94.6%) [4]
20.	PerkinElmer BioSignal, Inc.	Canada	PerkinElmer Life Sciences International Holdings
21.	PerkinElmer Canada, Inc.	Canada	PerkinElmer, Inc.
22.	PerkinElmer Investments Ltd. Partnership	Canada	PerkinElmer International C.V. [5]
23.	PerkinElmer LAS Canada Inc.	Canada	PerkinElmer BioSignal, Inc.
24.	PerkinElmer Sciex Instruments	Canada	PerkinElmer Canada, Inc. (50%)
25.	PerkinElmer Instruments International Ltd.	Cayman Islands	PerkinElmer International C.V.
26.	PerkinElmer Optoelectronics Philippines, Inc.	Cayman Islands	PerkinElmer International C.V.
27.	PerkinElmer Chile Ltda.	Chile	PerkinElmer Holdings, Inc.[6]
28.	PerkinElmer Industrial (Shenzen) Ltd.	China	PerkinElmer Optoelectronics GmbH & Co. KG
29.	PerkinElmer Instruments (Shanghai) Co. Ltd.	China	PerkinElmer Singapore Pte Ltd
30.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
31.	PerkinElmer Finland Oy	Finland	Wallac Oy
32.	PerkinElmer Oy	Finland	Wellesley B.V.
33.	Wallac Oy	Finland	PerkinElmer Oy
34.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
35.	Kourion Therapeutics AG	Germany	ViaCell, Inc.
36.	PerkinElmer Cellular Technologies Germany GmbH	Germany	PerkinElmer LAS (Germany) GmbH
37.	PerkinElmer Elcos GmbH	Germany	PerkinElmer LAS (Germany) GmbH
38.	PerkinElmer Holding GmbH	Germany	PerkinElmer, Inc.

[1]	Packard BioScience Holding, B.V. owns 24%.
[2]	PerkinElmer International C.V. owns a de minimus share.
[3]	PerkinElmer, Inc. owns a de minimus share.
[4]	PerkinElmer Holdings, Inc. owns 5%; PerkinElmer LAS, Inc. owns .4%.
[5]	PerkinElmer Holdings, Inc. owns a de minimus share.
[6]	PerkinElmer LAS, Inc. owns a de minimus share.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
39.	PerkinElmer Instruments International Ltd. & Co. KG	Germany	PerkinElmer International C.V. [7]
40.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Holdings, Inc.
41.	PerkinElmer Optoelectronics GmbH & Co. KG	Germany	PerkinElmer LAS (Germany) GmbH (58%) [8]
42.	PerkinElmer (Hong Kong) Limited	Hong Kong	PerkinElmer Holdings, Inc.
43.	PerkinElmer (India) Private Limited	India	PerkinElmer Singapore Pte Ltd[9]
44.	PT PerkinElmer Batam	Indonesia	PerkinElmer Holdings, Inc.
45.	PerkinElmer (Ireland) Ltd.	Ireland	Wellesley B.V.
46.	Perkin Elmer Italia SpA	Italy	PerkinElmer Srl
47.	PerkinElmer LAS Srl	Italy	PerkinElmer Holdings B.V.
48.	PerkinElmer Srl	Italy	Wellesley B.V.
49.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%) [10]
50.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer International C.V.
51.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer International C.V.
52.	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc. [11]
53.	Lumac LSC B.V.	Netherlands	PerkinElmer Life and Analytical Sciences B.V.
54.	PerkinElmer Holdings B.V.	Netherlands	PerkinElmer Holdings, Inc.
55.	PerkinElmer International C.V.	Netherlands	PerkinElmer Holdings, Inc. (99%) [12]
56.	PerkinElmer Life and Analytical Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
57.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
58.	Wellesley B.V.	Netherlands	PerkinElmer International C.V.
59.	PerkinElmer Norge AS	Norway	Wallac Oy
60.	EG&G Omni, Inc.	Philippines	PerkinElmer Holdings, Inc.
61.	PerkinElmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
62.	Perkin Elmer Polska Sp zo.o.	Poland	Wellesley B.V.
63.	Fluid Sciences Singapore Pte Ltd	Singapore	PerkinElmer Singapore Pte Ltd
64.	PerkinElmer Singapore Pte Ltd	Singapore	PerkinElmer International C.V. (99%) [13]
65.	ViaCell Singapore Pte Ltd.	Singapore	ViaCell, Inc.
66.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
67.	PerkinElmer Sverige AB	Sweden	Wallac Oy
68.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
69.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer International C.V.
70.	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
71.	PerkinElmer Exporters Ltd.	U.S. Virgin Islands	PerkinElmer Holdings, Inc.
72.	Avalon Instruments Ltd.	United Kingdom	Wellesley B.V.
73.	Clinical & Analytical Service Solutions Ltd.	United Kingdom	Wellesley B.V.
74.	Image Processing and Vision Co Ltd.	United Kingdom	Improvision Ltd.
75.	Improvision Ltd.	United Kingdom	Wellesley B.V.
76.	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
77.	PerkinElmer (UK) Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.
78.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.
79.	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer LAS, Inc.
80.	PerkinElmer Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.
81.	PerkinElmer Q-Arc Ltd.	United Kingdom	PerkinElmer UK Holdings Ltd.

[7]	PerkinElmer Instruments International Ltd. owns a de minimus share.
[8]	PerkinElmer Holding GmbH owns 2%; PerkinElmer Automotive Research, Inc. owns 40%.
[9]	Wellesley B.V. owns a de minimus share.
[10]	Wallac Oy owns 3%.
[11]	PerkinElmer, Inc. owns a de minimus share.
[12]	PerkinElmer, Inc. owns 1%.
[13]	PerkinElmer Instruments International Ltd. owns 1%.